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                                                                  Exhibit (3)(d)

                                SELLING AGREEMENT


Agreement, made this __________________ date of _____________________, 199____, by and between The Ohio National Life Insurance Company, an Ohio Corporation; Ohio National Life Assurance Corporation, an Ohio corporation; Ohio National Equities, Inc. ("ONEQ"), an Ohio Corporation, and _______________________ ("BD"), a ___________ Corporation.


Whereas, The Ohio National Life Insurance Company and its subsidiary, Ohio National Life Assurance Corporation (collectively referred to as "ONL"), issue certain variable insurance contracts/policies ("Contracts") described in this Agreement, which are deemed securities under the Securities Act of 1933 ("1933 Act"); and

Whereas, ONEQ is duly licensed as a Broker/Dealer with the National Association of Securities Dealers, Inc. ("NASD") and the Securities and Exchange Commission ("SEC"); and

Whereas, ONL has appointed ONEQ as the Underwriter of the Contracts; and

Whereas, ONL and ONEQ propose to have BD's representatives ("Representatives") who are, or will become, duly licensed insurance agents solicit sales of the Contracts; and

Whereas, ONEQ delegates to BD, to the extent legally permitted, training and certain administrative responsibilities and duties in connection with sales of the Contracts;

NOW THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto agree as follows:

1.   APPOINTMENT

ONL and ONEQ hereby appoint BD to supervise solicitations of the Contracts, and to facilitate solicitations of sales of the Contracts which are described in the Schedule(s) of Commissions attached hereto.

2.   REPRESENTATIONS

a. ONL, ONEQ and BD each represents to the others that it and the above signed officers have full power and authority to enter into this Agreement.

b. ONEQ represents to BD that it is registered as a Broker/Dealer under the Securities Exchange Act of 1934 ("1934 Act") and under the Blue Sky Laws of each jurisdiction in which such registration is required for the sale of the Contracts and that ONEQ is a member of the NASD.

c. BD represents to ONEQ that it is registered as a Broker/Dealer under the 1934 Act and under the Blue Sky Laws of each jurisdiction in which such registration is required for the sale of the Contracts, and that the BD is a member of the NASD.

d. ONL represents to BD that the Contracts, including related separate accounts, shall comply with the registration and all other applicable requirements of the 1933 Act and the Investment Company Act of 1940, and the rules and regulations thereunder, including the terms of any order of the SEC with respect thereto.

e. ONL represents to BD that the Contracts it issues have been duly filed and approved by the state insurance departments in such jurisdictions where it is authorized to transact business, unless otherwise indicated in the Schedule of Commissions.

f. ONL represents to BD that the Contract prospectuses included in ONL's Registration Statement and in post-effective amendments thereto, and any supplements thereto, as filed or to be filed with the SEC, as of their respective dates, contain or will contain, all statements and information which are required to be stated therein by the 1933 Act and in all respects conform or will conform, to the requirements thereof.

3. COMPLIANCE WITH NASD CONDUCT RULES AND FEDERAL AND STATE SECURITIES AND STATE INSURANCE LAWS

BD agrees to abide by all rules and regulations of the NASD, including its Conduct Rules, and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

4.   LICENSING AND/OR APPOINTMENT OF REPRESENTATIVES

BD certifies that any Representative who requests appointment from ONL has not been convicted of a felony or a misdemeanor involving fraud or dishonesty. BD shall assist ONL and ONEQ in the licensing and/or appointment of Representatives under applicable insurance laws to sell the Contracts (see attached General Letter of Recommendation). BD understands that ONL



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reserves the right to refuse to appoint any Representative or, once appointed, to thereafter terminate the same. BD shall notify ONEQ if any Representative ceases to be a registered representative of BD, or if any Representative becomes the subject of adverse action (e.g., an amended U-4).

5.   SUPERVISION OF REPRESENTATIVES

BD shall have full responsibility for training and supervision of all Representatives associated with BD who are engaged directly or indirectly in the offer or sale of the Contracts and all such persons shall be subject to the control of BD with respect to such persons' activities in connection with the sale of the Contracts. BD shall comply with the administrative procedures of ONL and ONEQ involving federal securities law and state insurance law.

Before Representatives engage in the solicitation of applications for the Contracts, BD will cause: (1) the Representatives to be registered representatives of BD; (2) the Representatives to qualify under applicable federal and state laws to engage in the sale of the Contracts; (3) the Representatives to be trained in the sale of the Contracts; and (4) such Representatives to limit solicitations for the Contracts to jurisdictions where ONL has authorized such solicitation.

BD is specifically charged with the responsibility of supervising and reviewing its Representatives' use of sales literature and advertising and all other communications with the public in connection with the Contracts. No sales solicitation, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by appropriate then current prospectus(es).

In the event a Representative fails to meet the BD's rules and standards, BD shall notify ONL and shall act to terminate the sales activities of such Representative relating to the Contracts.

Upon request by ONL, BD shall furnish appropriate records or other documentation to evidence BD's diligent supervision.

6.   SALES PROMOTION MATERIAL AND ADVERTISING

No sales promotion materials or advertising relating to the Contracts shall be used by BD unless the specific items have been approved in writing by ONL.

7.   SECURING APPLICATIONS

All applications for Contracts shall be made on application forms supplied by ONL. BD will review all sales for suitability and all applications for completeness and correctness as to form. BD will promptly, but in no case later than the end of the next business day following receipt by BD, forward to ONL all complete and correct applications for suitable transactions, together with any payments received with the applications. ONL reserves the right to reject any Contract application and return any payment made in connection with an application which is rejected. Contracts issued on accepted applications will be forwarded to BD or its Representatives for delivery to the Contract Owner within five (5) days of the date of issue, unless otherwise agreed by the parties hereto.

8.   PAYMENTS RECEIVED BY BD

All premium payments (hereinafter collectively referred to as "Payments") are the property of ONL and shall be transmitted to ONL by BD immediately in accordance with the administrative procedures of ONL without any deduction or offset for any reason, unless otherwise agreed by the parties hereto. CUSTOMER CHECKS SHALL BE MADE PAYABLE TO THE ORDER OF "THE OHIO NATIONAL LIFE INSURANCE COMPANY."

9.   COMMISSIONS PAYABLE

Commissions payable in connection with the contracts shall be paid to BD according to the Commission Schedule(s) relating to this Agreement as they may be amended from time to time and in effect at the time the Contract Payments are received by ONL. ONL reserves the right to: revise the Commission Schedules at any time upon at least thirty (30) days prior written notice to BD;adjust the compensation payable on sales of ONL products that replace existing ONL contracts; and offset future compensation payable to BD against any compensation to be returned to ONL by BD. Compensation to the BD's Representatives for Contracts solicited by the Representatives and issued by ONL will be governed by agreement between BD and its Representatives and its payment will be the BD's responsibility. In those states where express assignment of commissions is required, BD hereby assigns its representatives' commissions to its affiliated insurance agency for those states.

BD will not pay any compensation to an agent licensed pursuant to this Agreement until such agent is authorized to receive such compensation under applicable state law.

10.  CANCELLATION OF POLICY

If ONL is required to refund premiums or return contract values and waive surrender charges on any Contract for any reason, then no commission will be payable with respect to said premiums and any commission previously paid for said premiums must be refunded to ONEQ. ONEQ agrees to notify BD within thirty
(30) days after it receives notice from ONL of any premium refund or a commission chargeback.


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11.  ADDITIONAL PARTY TO THIS AGREEMENT

In the event that BD is not licensed as an insurance agency in any state where it wishes to solicit contracts, but utilizes an affiliated entity to satisfy state insurance laws, such affiliated entity shall sign this Agreement and BD shall countersign this Agreement, and BD and its affiliated entity shall be duly bound thereby. All references to BD in this Agreement shall include any affiliated insurance entity.

12.  HOLD HARMLESS AND INDEMNIFICATION PROVISIONS

No party to this Agreement will be liable for any obligation, act or omission of the other. Each party to this Agreement will hold harmless and indemnify ONL, ONEQ, and BD as appropriate, for any loss or expense suffered as a result of the violation of, or noncompliance with, any applicable law or regulation by a party or by an Associated Person of that party. The term "Associated Person" as used herein shall be defined consistently with the definition of such term as contained in Article I of the NASD By-laws.

13.  NON-ASSIGNABILITY PROVISION

This Agreement may not be assigned by any party except by mutual consent.

14.  NON-WAIVER PROVISION

Failure of any party to terminate the Agreement for any of the causes set forth in this Agreement will not constitute a waiver of the right to terminate this Agreement at a later time for any of these causes.

15.  AMENDMENTS

Except as stated in Paragraph 9, no amendment to this Agreement will be effective unless it is in writing and signed by all the parties hereto.

16.  INDEPENDENT CONTRACTORS

BD and its Representatives are independent contractors with respect to ONL and ONEQ.

17.  NOTIFICATION OF DISCIPLINARY PROCEEDINGS

BD agrees to notify ONEQ in a timely fashion of any disciplinary proceedings against any of BD's Representatives arising from the solicitation of sales of the Contracts or any threatened or filed arbitration action or civil litigation arising out of BD's solicitation of the Contracts.

18.  BOOKS AND RECORDS

ONL, ONEQ and BD agree to maintain their books, accounts and records so as to clearly and accurately disclose the nature and details of transactions and to assist each other in the timely preparation of records. ONEQ and BD shall each submit such records to the regulatory and administrative bodies which have jurisdiction over ONL or the underlying mutual fund shares.

Each party to this Agreement shall promptly furnish to the other party any reports and information which the other party may request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of any state, and under federal and state securities laws or the rules of the NASD.

19.  LIMITATIONS

No party other than ONL shall have the authority on behalf of ONL to make, alter, or discharge any Contract issued by ONL, to waive any forfeiture or to grant, permit, or extend the time of making any Payments, or to alter the forms which ONL may prescribe, or to substitute other forms in place of those prescribed by ONL; or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of ONL.

20.  TERMINATION

This Agreement may be terminated at the option of any party upon sixty (60) days written notice to the other parties, or without notice at the option of any party hereto upon a material breach by any party of the covenants and terms of this Agreement.

21.  NOTICE

All notices to ONL and ONEQ relating to this Agreement should be sent to One Financial Way, Cincinnati, Ohio 45242, ATTN: Legal Department. All notices to BD will be duly given if mailed to the address shown below.

22.  GOVERNING LAW/ SEVERABILITY

This agreement will be construed in accordance with the laws of the State of Ohio. Should any provision of this Agreement be held unenforceable, those provisions not affected by the determination of unenforceability shall remain in full force and effect.

23.  GENERAL CONDUCT OF BD

BD expressly agrees that neither it nor its Representatives will: induce agents to leave ONL; engage in any course of conduct to systematically replace Contracts issued by ONL; or recommend or cause the surrenders of cash values of the Contracts to purchase or exchange for insurance policies or annuities issued by other insurance companies, unless such action is in the best interests of the Contract Owner; or otherwise do anything prejudicial to ONL's interests or that of its Contract Owners. This provision will continue in force after the termination of this Agreement.


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24.  REQUIRED ELEMENTS OF THIS AGREEMENT

This agreement is not complete unless it includes a Commission Schedule, and the General Letter of Recommendation, both of which are incorporated herein by reference.


THE OHIO NATIONAL LIFE INSURANCE COMPANY
OHIO NATIONAL LIFE ASSURANCE CORPORATION


BY:
   -------------------------------------------
         Title:
                ------------------------------


OHIO NATIONAL EQUITIES, INC.


BY:
   -------------------------------------------
         Title:
                ------------------------------


BROKER DEALER

-----------------------------------------
(Name)

-----------------------------------------
(Street Address)

-----------------------------------------
(City, State, Zip)


BY:
   -------------------------------------------
         Title:
                ------------------------------

BROKER-DEALER INSURANCE AFFILIATE

BY:
   -------------------------------------------
         Title:
                ------------------------------

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                            SCHEDULE OF COMMISSIONS
                              (EFFECTIVE 5/1/1998)

                              ONCORE PREMIERE FPDA


-----------------------------------------------------------------------
                              Option 1       Option 2       Option 3
-----------------------------------------------------------------------
Initial premium                 6.00%          5.00%          1.00%
-----------------------------------------------------------------------
Add-on premiums                 6.00%          5.00%          1.00%
-----------------------------------------------------------------------
Trails*
  Deposit Yrs 2-6                  0%           .25%          1.00%
  Deposit Yrs 7+                1.00%          1.00%          1.00%
-----------------------------------------------------------------------

No commission chargeback will occur at death of annuitant. There will be a 100% chargeback if the policy is not taken. After the free look period, there will be no chargeback. We reserve the right to adjust commissions on policies annuitized with the first contract year.

COMMISSIONS FOR PURCHASERS AGE 81 AND OVER:

-----------------------------------------
Initial premium                 3.00%
-----------------------------------------
Add-on premiums                 3.00%
-----------------------------------------
Trails*
  Deposit Yrs 2-6                  0%
  Deposit Yrs 7+                1.00%
-----------------------------------------

                               ONCORE VALUE FPDA

-----------------------------------------------------------------------
                              Option 1       Option 2       Option 3
-----------------------------------------------------------------------
Initial premium                 5.00%          4.00%           .70%
-----------------------------------------------------------------------
Add-on premiums                 5.00%          4.00%           .70%
-----------------------------------------------------------------------
Trails*
  Deposit Yrs 2-6                  0%           .50%           .70%
  Deposit Yrs 7+                   0%           .50%           .70%
-----------------------------------------------------------------------

No commission chargeback will occur at death of annuitant. There will be a 100% chargeback if the policy is not taken during the free look period. After the free look period, there will be no chargeback. We reserve the right to adjust commissions on policies annuitized with the first contract year.

COMMISSIONS FOR PURCHASERS AGE 81 AND OVER:

-----------------------------------------
Initial premium                 2.50%
-----------------------------------------
Add-on premiums                 2.50%
-----------------------------------------
Trails*
  Deposit Yrs 2-6                  0%
  Deposit Yrs 7+                 .50%
-----------------------------------------

                                ONCORE FLE FPDA

-----------------------------------------
Initial premium                 1.00%
-----------------------------------------
Add-on premiums                 1.00%
-----------------------------------------
Trails*
  Deposit Yrs 2+                1.00%
-----------------------------------------

No commission chargeback will occur at death of annuitant. There will be a 100% chargeback if the policy is not taken. After the free look period, there will be a 100% chargeback if the contract is surrendered during the first six months following the issuance of the contract and a 50% chargeback if it is surrendered during months seven to twelve of the first contract year.

COMMISSIONS FOR PURCHASERS AGE 81 AND OVER:

-----------------------------------------
Initial premium                  .50%
-----------------------------------------
Add-on premiums                  .50%
-----------------------------------------
Trails*
  Deposit Yrs 2+                  50%
-----------------------------------------

* Trial commissions, stated above in annual percentages, will be paid quarterly on or around the fifteenth of January, April, July and October for the period ending with the last business day of the prior month.

Trail commissions will be based on premiums and the earnings thereon that have been deposited with ONL for at least the number of years mentioned above. Trail commissions will continue to be paid while the Selling Agreement remains in force and will be paid on a particular contract until the contract is surrendered or annuitized.